UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2007

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1580 LASKIN ROAD VIRGINIA BEACH VA	23451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   757-422-4055

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 24, 2007, Gateway Financial Holdings, Inc. (the "Corporation") announced that its board of directors approved a fourth quarter cash dividend of $0.08 per share. The dividend is payable on November 30, 2007 to shareholders of record at the close of business on November 15, 2006.

The Corporation is the holding company for Gateway Bank & Trust Co., a regional community bank with a total of thirty-one full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and twelve in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (2), Moyock, Nags Head, Plymouth, and Roper, in addition to a private banking center in Raleigh. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. For further information, visit the Corporation's web site at http://www.gwfh.com.

The Common Stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS.

Item 9.01(d) - Exhibits

     Exhibit 99.1:   Press Release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Financial Holdings, Inc. (Registrant)
October 24, 2007 (Date)	/s/ THEODORE L. SALTER Theodore L. Salter Senior Executive Vice President and Chief Financial Officer